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EXHIBIT 4.2

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.



                          STRONGHOLD TECHNOLOGIES, INC.

                                 PROMISSORY NOTE

UP TO US$100,000                                                  March 18, 2003


   FOR VALUE RECEIVED, Stronghold Technologies, Inc., a New Jersey corporation (the "COMPANY"), hereby promises to pay to the order of Christopher J. Carey (the "LENDER"), the principal amount of $100,000 (the "PRINCIPAL AMOUNT"), together with interest on the Principal Amount under this promissory note (this "NOTE") at the per annum rate of 8% (calculated on the basis of a 360 day year), for the period beginning on the date hereof and continuing until September 18, 2003 (the "Maturity Date"), subject to Section 2, payable as set forth below.

   In connection with this Note, the Company has issued a Securities Purchase Warrant (the "WARRANT") to the Lender substantially in the form attached hereto as EXHIBIT A, which shall be exercisable for that number of Shares (as defined in the Warrant).

1. PAYMENTS; SECURITY. All principal due hereunder shall be payable on September 18, 2003 (the "MATURITY DATE"). In the event that any payment to be made hereunder shall be or become due on a Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of New Jersey, such payment shall be or become due on the next succeeding business day.

2. INTEREST. The Company promises to pay to the order of the Lender simple interest on the principal amount hereof at a rate per annum equal to eight percent (8%), which interest shall be payable in quarterly installments, commencing on June 30, 2003. Interest shall be calculated on the basis of a year of 365 days and for the number of days actually elapsed from the date the loan is made by the Lender to the Company. Any amounts of interest and principal not paid when due shall bear interest at the maximum rate of interest allowed by applicable law. The payments of interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

3. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the extent and in the manner hereinafter set forth. As used in this Note, the term "SENIOR INDEBTEDNESS" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (ii) any such indebtedness or any debentures, notes or


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     other evidence of indebtedness  issued in exchange for or to refinance such
     Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

     (a) DEFAULT ON SENIOR INDEBTEDNESS. If there should occur an Event of Default under Section 9, then (i) no amount shall be paid by the Company with respect to the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and
          (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Lender that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

     (b) EFFECT OF SUBORDINATION. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 3 to receive cash, securities or other properties otherwise payable or deliverable to the Lender, nothing contained in this Section 3 shall impair, as between the Company and the Lender, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

4. PREPAYMENT. The Company shall have the right to prepay the principal hereof, in whole or in part, without penalty.

5. NO WAIVER. No failure or delay by the Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Company and the Lender shall operate as a waiver of any rights by the Lender.

6. WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. The Company and all endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

7. ASSIGNABILITY. The Lender may assign or transfer this Note without the prior written consent of the Company to any partner, retired partner, member, retired member, director, officer, shareholder or affiliate of the Lender or of an affiliate of the Lender. Any such assignment or transfer shall be made in compliance with all applicable federal and state securities laws. The Company may not assign or delegate its rights or obligations hereunder without the prior written consent of the Lender, which consent may be withheld for any reason.

8. PLACE OF PAYMENT. All payments of principal of this Note and the interest due thereon shall be made at the Company's principal place of business or at such other place as the Lender may from time to time designate in writing to the Company.

9. EVENTS OF DEFAULT. The entire unpaid principal amount of this Note and the interest due thereon shall, at the option of the Lender exercised by written notice to the Company, forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "EVENTS OF DEFAULT") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice:

     (a) failure to pay any principal or interest on this Note on or before the date upon which such payment is due;

     (b) default by the Company under the terms of any agreements relating to any obligations for borrowed money, which default is not cured within any grace or cure period applicable thereto;

     (c)  if the Company shall:

          (i) admit in writing its inability to pay its debts generally as they become due;

          (ii) make an assignment for the benefit of creditors;

          (iii)consent to the appointment of a receiver of the whole or any substantial part of his property;

          (iv) on a petition in bankruptcy filed against it, be adjudicated bankrupt; or

          (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(d) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver, custodian or trustee of the whole or any substantial part of Company's property, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof; or

(e) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company's property and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control.

10.  REMEDIES.  In case any one or more of the  Events of Default  specified  in
     Section 9 hereof shall have occurred and be continuing, the Lender may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Lender may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Lender. Company further promises to pay reasonable attorneys' fees, court costs and any other expenses, losses, charges, damages incurred or advances made by the Lender in the protection of its rights or caused by Company's default under the terms of this Note.

11. NOTICES. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                           If to the Company,  at 777 Terrace Avenue,  Hasbrouck
                  Heights, New Jersey 07604, Attention: President, or at such other address as may have been furnished in writing by the Company to the Lender, with a copy to Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey 08540, Attention:
                  Raymond P. Thek, Esq.; or

                           If  to   the   Lender,   at   450   Claremont   Road,
                  Benardsville, New Jersey 07924, or at such other address as may be furnished in writing by such Lender to the Company.

12. SEVERABILITY. In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13. GOVERNING LAW. This Note and the rights and obligations of the Company and the Lender shall be governed by and construed in accordance with the laws of the State of New Jersey.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.


                                          STRONGHOLD TECHNOLOGIES, INC.



                                          By:  /S/ CHRISTOPHER J. CAREY
                                               -------------------------
                                               Name:  Christopher J. Carey
                                               Title: President and Chief
                                               Executive Officer






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                                   SCHEDULE A
                                  -------------


                           SECURITIES PURCHASE WARRANT
                           ---------------------------



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